Exhibit 99.1

FOR IMMEDIATE RELEASE

MATRIX SERVICE ANNOUNCES RESULTS FOR THE THIRD QUARTER OF FISCAL 2010

ENDED MARCH 31, 2010

Third Quarter Fiscal 2010 Highlights:

•	Revenues were $122.0 million

•	Gross margins were 10.9%

•	Fully diluted EPS was $0.00

•	Backlog was $302.4 million

•	Cash was $53.3 million

Nine Month Fiscal 2010 Highlights:

•	Revenues were $410.1 million

•	Gross margins were 12.0%

•	Fully diluted EPS was $0.34

TULSA, OK – May 7, 2010 – Matrix Service Co. (Nasdaq: MTRX), a leading industrial services company, today reported its financial results for the three and nine months ended March 31, 2010.

Third Quarter of Fiscal 2010 Results

Net income for the third quarter of fiscal 2010 was $0.1 million, or $0.00 per fully diluted share on total revenues of $122.0 million. Third quarter operating results included non-routine charges of $0.10 per fully diluted share related to write-offs of $2.9 million on acquired claim receivables, a charge of $0.7 million related to a legal matter and a charge of $0.6 million related to collection costs on claims acquired in a recent acquisition. Total revenues were $146.3 million and net income was $4.2 million, or $0.16 per fully diluted share, in the comparable period a year earlier.

Michael J. Bradley, president and CEO of Matrix Service Company said, “Although our markets and customers are continuing to experience the effects of the recession, our financial position is strong and has not limited our ability to pursue new awards, or to execute projects safely and effectively. We believe our long-term growth strategy and cost structure have positioned us to capitalize on opportunities that we see emerging when our core markets improve.”

Revenues for the Construction Services segment were $76.3 million, compared with $79.9 million in fiscal 2009. The decrease of $3.6 million was primarily due to continued delays in project awards and a decline in our customers’ capital spending. Revenues for the Repair and Maintenance Services segment were $45.7 million in fiscal 2010 compared to $66.4 million in fiscal 2009; the decline was due to a lower volume of recurring repair and maintenance work.

Consolidated gross profit decreased from $18.0 million in fiscal 2009 to $13.3 million in fiscal 2010. The decrease of $4.7 million was due to lower business volume, lower direct gross margins and a non-routine charge relating to a legal matter of $0.7 million, which decreased gross margins to 10.9% in fiscal 2010 compared to 12.3% a year earlier. Consolidated SG&A expenses were $13.2 million in fiscal 2010 compared to $10.9 million for fiscal 2009. The change in SG&A expenses is due to write-offs of $2.9 million on acquired claim receivables and a charge of $0.6 million related to collection costs on claims acquired in a recent acquisition, partially offset by cost reductions.

Nine Month Fiscal 2010 Results

Net income for fiscal 2010 was $9.1 million, or $0.34 per fully diluted share, on total revenues of $410.1 million. Fiscal 2010 operating results included non-routine charges of $0.15 per fully diluted share related to write-offs of $2.9 million on acquired claim receivables, a charge of $2.0 million related to a legal matter and a charge of $1.5 million related to collection costs on claims acquired in a recent acquisition. Total revenues were $509.8 million and net income was $23.8 million, or $0.90 per fully diluted share, in fiscal 2009.

Revenues for the Construction Services segment were $234.6 million compared with $294.7 million in fiscal 2009. The decrease of $60.1 million was primarily due to continued delays in project awards and a decline in our customers’ capital spending. Revenues for the Repair and Maintenance Services segment were $175.5 million in fiscal 2010 compared to $215.1 million in fiscal 2009. The decline was due to lower volume of recurring repair and maintenance work.

Consolidated gross profit decreased from $71.0 million in fiscal 2009 to $49.2 million in fiscal 2010. The reduction of $21.8 million was due to lower business volume, lower direct gross margins and a non-routine charge related to a legal matter of $2.0 million, which decreased gross margins to 12.0% in fiscal 2010 compared to 13.9% in fiscal 2009. Consolidated SG&A expenses were $34.7 million in fiscal 2010 compared to $34.8 million for fiscal 2009. The change in SG&A expenses is due to write-offs of $2.9 million on acquired claim receivables and a charge of $1.5 million related to collection costs on claims acquired in a recent acquisition which were fully offset by cost reductions.

Backlog

Consolidated backlog as of March 31, 2010 was $302.4 million compared to $323.7 million as of December 31, 2009.

Financial Position

At March 31, 2010, the Company’s cash balance was $53.3 million. The Company did not borrow under its $75.0 million revolving credit facility during the nine months ended March 31, 2010.

Earnings Guidance

The Company now expects fiscal 2010 earnings to be in a range of $0.55 to $0.65 per fully diluted share. This guidance excludes the impact of non-routine charges (1) and is consistent with guidance included in the press release issued by the Company on April 23, 2010.

(1)	To supplement our financial results presented on a GAAP basis, we used the Non-GAAP measure indicated in the table below, which excludes certain non-routine accounting entries related to acquired claim receivables and certain other legal matters that we believe are helpful in understanding our past and future financial performance. Our Non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental Non-GAAP financial measure internally to understand, manage, and evaluate our business and to make operating decisions.

Conference Call Details

In conjunction with the press release, Matrix Service will host a conference call with Michael J. Bradley, president and CEO, and Thomas E. Long, vice president and CFO. The call will take place at 11:00 a.m. (Eastern) / 10:00 a.m. (Central) today and will be simultaneously broadcast live over the Internet at www.matrixservice.com or www.vcall.com. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast. The online archive of the broadcast will be available within one hour of completion of the live call.

About Matrix Service Company

Matrix Service Company provides engineering, construction and repair and maintenance services principally to the petroleum, petrochemical, power, bulk storage terminal, pipeline and industrial gas industries.

The Company is headquartered in Tulsa, Oklahoma, with regional operating facilities located in California, Delaware, Illinois, Michigan, New Jersey, Oklahoma, Pennsylvania, Texas, and Washington in the U.S. and in Canada.

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company’s operations and its financial condition. We undertake no obligation to update information contained in this release.

For more information, please contact:

Matrix Service Company

Tom Long

Vice President and CFO

T: 918-838-8822

E: telong@matrixservice.com

Matrix Service Company

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended		One Month Ended
	March 31, 2010	February 28, 2009	March 31, 2010	February 28, 2009	June 30, 2009

Revenues	$122,013	$146,262	$410,088	$509,849	$45,825
Cost of revenues	108,720	128,301	360,935	438,848	40,676

Gross profit	13,293	17,961	49,153	71,001	5,149
Selling, general and administrative expenses	13,248	10,916	34,711	34,754	3,570

Operating income	45	7,045	14,442	36,247	1,579

Other income (expense):
Interest expense	(163)	(139)	(525)	(376)	(91)
Interest income	10	68	70	281	17
Other	208	(179)	752	732	98

Income before income tax expense	100	6,795	14,739	36,884	1,603
Provision for federal, state and foreign income taxes	37	2,583	5,634	13,040	609

Net income	$63	$4,212	$9,105	$23,844	$994

Basic earnings per common share	$0.00	$0.16	$0.35	$0.91	$0.04

Diluted earnings per common share	$0.00	$0.16	$0.34	$0.90	$0.04

Weighted average common shares outstanding:
Basic	26,307	26,147	26,258	26,107	26,192
Diluted	26,521	26,322	26,477	26,426	26,434

Matrix Service Company

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2010	May 31, 2009

Assets

Current assets:
Cash and cash equivalents	$53,298	$34,553
Accounts receivable, less allowances (March 31, 2010 - $756 and May 31, 2009 - $710)	73,574	122,283
Costs and estimated earnings in excess of billings on uncompleted contracts	39,761	35,619
Inventories	4,479	4,926
Income taxes receivable	2,075	647
Deferred income taxes	4,162	4,843
Prepaid expenses	3,886	3,935
Other current assets	1,647	3,044

Total current assets	182,882	209,850

Property, plant and equipment at cost:
Land and buildings	27,862	27,319
Construction equipment	52,927	53,925
Transportation equipment	19,117	17,971
Furniture and fixtures	13,648	14,527
Construction in progress	1,750	812

	115,304	114,554
Accumulated depreciation	(60,978)	(55,745)

	54,326	58,809

Goodwill	27,336	25,768
Other intangible assets	4,215	4,571
Other assets	937	4,453

Total assets	$269,696	$303,451

Matrix Service Company

Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	March 31, 2010	May 31, 2009

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$28,084	$48,668
Billings on uncompleted contracts in excess of costs and estimated earnings	28,403	51,305
Accrued insurance	7,833	7,612
Accrued wages and benefits	15,338	16,566
Current capital lease obligation	945	1,039
Other accrued expenses	2,618	2,200

Total current liabilities	83,221	127,390

Long-term capital lease obligation	290	850
Deferred income taxes	4,101	4,822

Stockholders’ equity:
Common stock - $.01 par value; 60,000,000 shares authorized; 27,888,217 shares issued as of March 31, 2010 and May 31, 2009	279	279
Additional paid-in capital	111,295	110,272
Retained earnings	85,492	75,393
Accumulated other comprehensive income	1,158	596

	198,224	186,540
Less: Treasury stock, at cost – 1,580,481 shares as of March 31, 2010 and 1,696,517 shares as of May 31, 2009	(16,140)	(16,151)

Total stockholders’ equity	182,084	170,389

Total liabilities and stockholders’ equity	$269,696	$303,451

Results of Operations

(In thousands)

(Unaudited)

	Construction Services	Repair and Maintenance Services	Other	Total

Three Months Ended March 31, 2010
Gross revenues	$79,394	$45,701	$—	$125,095
Less: Inter-segment revenues	3,073	9	—	3,082

Revenues	76,321	45,692	—	122,013
Gross profit	10,098	3,195	—	13,293
Operating income (loss)	880	(835)	—	45
Income (loss) before income tax expense	797	(697)	—	100
Net income (loss)	369	(306)	—	63
Segment assets	117,974	89,214	62,508	269,696
Capital expenditures	63	276	871	1,210
Depreciation and amortization expense	1,646	1,268	—	2,914

Three Months Ended February 28, 2009
Gross revenues	$85,607	$66,520	$—	$152,127
Less: Inter-segment revenues	5,740	125	—	5,865

Revenues	79,867	66,395	—	146,262
Gross profit	9,332	8,629	—	17,961
Operating income	2,641	4,404	—	7,045
Income before income tax expense	2,365	4,430	—	6,795
Net income	1,451	2,761	—	4,212
Segment assets	148,078	115,887	32,124	296,089
Capital expenditures	388	81	1,559	2,028
Depreciation and amortization expense	1,572	1,184	—	2,756

Nine Months Ended March 31, 2010
Gross revenues	$244,484	$175,726	$—	$420,210
Less: Inter-segment revenues	9,910	212	—	10,122

Revenues	234,574	175,514	—	410,088
Gross profit	33,088	16,065	—	49,153
Operating income	11,152	3,290	—	14,442
Income before income tax expense	11,148	3,591	—	14,739
Net income	6,886	2,219	—	9,105
Segment assets	117,974	89,214	62,508	269,696
Capital expenditures	565	1,082	2,412	4,059
Depreciation and amortization expense	4,976	3,904	—	8,880

Nine Months Ended February 28, 2009
Gross revenues	$316,052	$216,186	$—	$532,238
Less: Inter-segment revenues	21,298	1,091	—	22,389

Revenues	294,754	215,095	—	509,849
Gross profit	37,138	33,863	—	71,001
Operating income	15,751	20,496	—	36,247
Income before income tax expense	15,748	21,136	—	36,884
Net income	10,264	13,580	—	23,844
Segment assets	148,078	115,887	32,124	296,089
Capital expenditures	2,361	1,825	4,432	8,618
Depreciation and amortization expense	4,343	3,274	—	7,617

One Month Ended June 30, 2009
Gross revenues	$29,224	$17,297	$—	$46,521
Less: Inter-segment revenues	693	3	—	696

Revenues	28,531	17,294	—	45,825
Gross profit	3,251	1,898	—	5,149
Operating income	1,141	438	—	1,579
Income before income tax expense	1,116	487	—	1,603
Net income	720	274	—	994
Capital expenditures	121	64	163	348
Depreciation and amortization expense	543	451	—	994

Backlog

We define backlog as the total dollar amount of revenues that we expect to recognize as a result of performing work that has been awarded to us through a signed contract that we consider firm. The following contract types are considered firm:

•	fixed-price arrangements;

•	minimum customer commitments on cost plus arrangements; and

•	certain time and material contracts in which the estimated contract value is firm or can be estimated with a reasonable amount of certainty in both timing and amounts.

For long-term maintenance contracts we include only the amounts that we expect to recognize into revenue over the next 12 months. For all other arrangements, we calculate backlog as the estimated contract amount less the revenue recognized as of the reporting date.

The following table provides a summary of changes in our backlog for the three months ended March 31, 2010:

	Construction Services	Repair and Maintenance Services	Total
	(In thousands)
Backlog as of December 31, 2009	$182,429	$141,285	$323,714
New backlog awarded	44,305	56,416	100,721
Revenue recognized on contracts in backlog	(76,321)	(45,692)	(122,013)

Backlog as of March 31, 2010	$150,413	$152,009	$302,422

The following table provides a summary of changes in our backlog for the nine months ended March 31, 2010:

	Construction Services	Repair and Maintenance Services	Total
	(In thousands)
Backlog as of June 30, 2009	$224,260	$167,837	$392,097
New backlog awarded	178,965	159,686	338,651
Revenue recognized on contracts in backlog	(234,574)	(175,514)	(410,088)
Backlog cancelled	(18,238)	—	(18,238)

Backlog as of March 31, 2010	$150,413	$152,009	$302,422

Fiscal 2010 Diluted Earnings Per Share Guidance Range Reconciliation

GAAP to Non-GAAP Reconciliation

	Low	High

Diluted earnings per share - GAAP	$0.40	$0.50

Write-off of acquired claim receivables	0.11	0.11
Collection costs on acquired claim receivables	0.06	0.06
Legal charge	0.07	0.07

	0.24	0.24

Income tax effect	(0.09)	(0.09)

Effect on net income	0.15	0.15

Diluted earnings per share - Non-GAAP	$0.55	$0.65